EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

                                                               STATE OF
                    NAME OF CORPORATION                      INCORPORATION
                    -------------------                      -------------
Big Acquisition Corp.                                        Delaware

Big Entertainment Franchise Corp.                            Florida

Fedora, Inc.                                                 Iowa

Huge Entertainment LLC                                       Delaware

NetCo Partners (1)

Tekno Books (2)

Tekno Books International, LLC                               Wisconsin

Tekno Comix, Inc.                                            Florida

Tomorrow, Inc.                                               Wisconsin

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(1)  NetCo Partners is a general partnership formed under the laws of the State of New York in which the Company has a 50% partnership interest.

(2) Tekno Books is a general partnership formed under the laws of the State of Wisconsin in which the Company has a 51% ownership interest.